As filed with the Securities and Exchange Commission on August 12, 2022

Registration No. 333-224956

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6

to

FORM S-1

on

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Select Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-4561945
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1233 W. Loop South, Suite 1400 Houston, Texas 77027 (713) 235-9500
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Adam R. Law 1233 W. Loop South, Suite 1400 Houston, Texas 77027 (713) 235-9500
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
David P. Oelman Raleigh J. Wolfe Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-224956) (the “Registration Statement”) on Form S-3 of Select Energy Services, Inc. (the “Company,” “we,” “us,” or similar such references), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 30, 2022, is being filed to convert the Form S-1 into a registration statement on Form S-3, and it contains an updated prospectus relating to the offering and sale of the shares of our Class A common stock that were registered for resale on the Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 6. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2022

PRELIMINARY PROSPECTUS

Select Energy Services, Inc.

41,121,088 Shares of Class A common stock

The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our Class A common stock or shares of Class A common stock that may be issued pursuant to the Exchange Right or the Call Right (each as defined herein). These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

We are registering these 41,121,088 shares of our Class A common stock for sale by the selling stockholders named in the “Selling Stockholders” section of this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “WTTR.” The last reported sales price of our Class A common stock on August 11, 2022 was $6.96 per share.

Our principal executive offices are located at 1233 W. Loop South, Suite 1400, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500.

You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders may offer and sell up to an aggregate of 41,121,088 shares of our Class A common stock from time to time. This prospectus generally describes Select Energy Services, Inc. and the Class A common stock that the selling stockholders may offer. Each time that a selling stockholder offers and sells securities, such selling stockholder may provide a prospectus supplement to this prospectus, to the extent appropriate, that contains specific information about the securities being offered and sold and the specific terms of that offering. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

Our Class A common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at www.selectenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, including portions of our Definitive Proxy Statement on Schedule 14A for our 2022 annual meeting of stockholders specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and the three months ended June 30, 2022;

•	our Current Reports on Form 8-K filed on February 23, 2022, March 18, 2022 and May 10, 2022 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•	the description of our Class A common stock contained in our Form 8-A filed on April 18, 2017, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we have filed for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.

These documents can be accessed free of charge on our website at www.selectenergy.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Select Energy Services, Inc.
1233 W. Loop South, Suite 1400
Houston, Texas 77027
Phone: (713) 235-9500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “preliminary,” “forecast,” and similar expressions or variations are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, in any subsequently filed Quarterly Reports on Form 10-Q and those set forth from time to time in our other filings with the SEC, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the severity and duration of world health events, including the novel coronavirus (“COVID-19”) pandemic and its variants, and associated repercussions to supply and demand for oil and natural gas and the economy generally;

•	global economic distress resulting from sustained Russia-Ukraine war and related economic sanctions, which may decrease demand for oil and demand for our services or contribute to volatility in the prices for oil and natural gas;

•	actions taken by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with announced supply limitations;

•	actions taken by the Biden Administration or state governments, such as executive orders or new or expanded regulations, that may negatively impact the future production of oil and natural gas in the United States or our customers’ access to federal and state lands for oil and gas development operations, thereby reducing demand for our services in the affected areas;

•	the potential deterioration of our customers’ financial condition, including defaults resulting from actual or potential insolvencies;

•	the level of capital spending and access to capital markets by oil and gas companies in response to changes in commodity prices or reduced demand;

•	the ability to source certain raw materials and other critical components or manufactured products globally on a timely basis from economically advantaged sources;

v

•	operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, measures taken to protect the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;

•	any new or additional measures required by national, state or local governments to combat COVID-19, such as a COVID-19 vaccine mandate, which if enacted, could reduce labor availability or add additional operational costs as we may experience constraints on our workforce and the workforce of our supply chain, which could have a negative impact on our operations;

•	the degree to which consolidation among our customers may affect spending on U.S. drilling and completions;

•	trends and volatility in oil and gas prices, and our ability to manage through such volatility;

•	the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate freshwater transfer, chemicals, carbon pricing, pipeline construction, taxation or emissions, leasing, permitting or drilling on federal lands and various other environmental matters;

•	regional impacts to our business, including our key infrastructure assets within the Bakken, the Northern Delaware portion of the Permian Basin, and the Haynesville;

•	capacity constraints on regional oil, natural gas and water gathering, processing and pipeline systems that result in a slowdown or delay in drilling and completion activity, and thus a decrease in the demand for our services in our core markets;

•	regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, may over time reduce demand for oil and gas and therefore the demand for our services;

•	growing demand for electric vehicles that may result in reduced demand for gasoline and therefore the demand for our services;

•	our ability to hire and retain key management and employees, including skilled labor;

•	our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

•	our health, safety and environmental performance;

•	the impact of competition on our operations;

•	the degree to which our exploration and production customers may elect to operate their water-management services in-house rather than source these services from companies like us;

•	our level of indebtedness and our ability to comply with covenants contained in our senior secured sustainability-linked credit facility or future debt instruments;

•	delays or restrictions in obtaining permits by us or our customers;

•	constraints in supply or availability of equipment used in our business;

•	the impact of advances or changes in well-completion technologies or practices that result in reduced demand for our services, either on a volumetric or time basis;

•	changes in global political or economic conditions, generally, and in the markets we serve, including the rate of inflation and potential economic recession;

•	acts of terrorism, war or political or civil unrest in the U.S. or elsewhere;

•	accidents, weather, natural disasters or other events affecting our business; and

•	the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary note.

ABOUT SELECT ENERGY SERVICES, INC.

Overview

We are a leading provider of comprehensive water-management and chemical solutions to the oil and gas industry in the U.S. We also develop, manufacture and deliver a full suite of chemical solutions for use in oil and gas well completion operations. As a leader in the water solutions industry, we place the utmost importance on safe, environmentally responsible management of oilfield water throughout the lifecycle of a well. Additionally, we believe that responsibly managing water resources through our operations to help conserve and protect the environment in the communities in which we operate is paramount to our continued success. For additional information about our company, please read the documents listed under “Incorporation of Certain Information by Reference.”

General Corporate Information

Our principal executive offices are located at 1233 W. Loop, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500. Our website address is www.selectenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholders.

EXCHANGE OF SES HOLDINGS LLC UNITS

Prior to the completion on April 26, 2017 of our initial public offering of 8,700,000 shares of our Class A common stock (our “IPO”), the membership interests of SES Holdings, LLC (“SES Holdings”) were converted into a single class of common units (each, an “SES Holdings LLC Unit”). Each holder of SES Holdings LLC Units (other than us and our subsidiaries) holds one share of our Class B common stock for each SES Holdings LLC Unit held by such holder. Subject to certain limitations, pursuant to the Eighth Amended and Restated Limited Liability Company Agreement of SES Holdings, as amended from time to time (the “SES Holdings LLC Agreement”), holders of SES Holdings LLC Units other than us and our subsidiaries have the right (the “Exchange Right”) to exchange such holder’s SES Holdings LLC Units for, at SES Holdings’ election, (i) shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) cash in an amount equal to the Cash Election Value (as defined below) of such Class A common stock. Alternatively, upon any exercise of any Exchange Right, we (instead of SES Holdings) will have the right (our “Call Right”) to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at our election, (i) the number of shares of our Class A common stock the exchanging unitholder would have received pursuant to the Exchange Right, or (ii) cash in an amount equal to the Cash Election Value. In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled. As holders exchange their SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

“Cash Election Value” means, with respect to the shares of Class A common stock to be delivered to the exchanging unitholder by us pursuant to our Call Right, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which the exchanging unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10-day volume weighted average price of a share of Class A common stock the day prior to the relevant exchange notice date, net of actual or deemed offering expenses, or (ii) if our Class A common stock is not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us, net of deemed offering expenses.

We are required to pay any stamp or other similar tax in respect of any issuance of our securities upon the exercise of the Exchange Right or our Call Right, except for transfer taxes in the event such securities are to be issued in a name other than that of the exchanging unitholder.

As a result of exchanges of SES Holdings LLC Units pursuant to the Exchange Right or our Call Right, we may realize certain tax benefits that, in the future, entitle the exchanging unitholders to payments under our Tax Receivable Agreements (the “TRAs”), which generally provide for the payment by us to each holder of rights under the TRAs of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after our IPO as a result of certain increases in tax basis and certain tax benefits attributable to imputed interest. Please read the cautionary statements described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents we incorporate by reference herein for more information about the TRAs.

SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 41,121,088 shares of our Class A common stock, par value $0.01 per share. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

We are registering these 41,121,088 shares of our Class A common stock for sale by the selling stockholders named below pursuant to the Amended and Restated Registration Rights Agreement, dated July 18, 2017 (the “Amended and Restated Registration Rights Agreement”), by and among us and SES Legacy Holdings, LLC (“Legacy Owner Holdco”), Crestview Partners II SES Investment B, LLC (“Crestview Holdings B”), SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (together with SCF-VI, L.P. and SCF-VII, L.P., the “SCF Group”) and WDC Aggregate LLC (together with Legacy Owner Holdco, Crestview Holdings B and the SCF Group, the “Registration Rights Holders”), which we initially entered into on December 20, 2016 in connection with our IPO and amended and restated in connection with our November 1, 2017 combination (the “Rockwater Merger”) with Rockwater Energy Solutions, Inc. (“Rockwater”).

Pursuant to the Amended and Restated Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

The following table sets forth information as of August 1, 2022 regarding the beneficial ownership of shares of our Class A common stock held by each selling stockholder and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. For those selling stockholders obtaining shares of Class A common stock through an exchange of SES Holdings LLC Units, the percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock and Class B common stock outstanding as of August 1, 2022, assuming the exchange of all SES Holdings LLC Units held by the selling stockholders named herein.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Exchange of SES Holdings LLC Units” above, the SES Holdings LLC Units are exchangeable (along with the surrender for cancellation of a corresponding number of shares of our Class B common stock) for newly issued shares of our Class A common stock on a one-for-one basis. As of August 1, 2022, we had 98,114,103 shares of Class A common stock and 16,221,101 shares of Class B common stock outstanding. Assuming the exchange of 16,221,101 SES Holdings LLC Units (together with the surrender for cancellation of an equal number of shares of our Class B common stock) held by the selling stockholders named herein for an equivalent number of shares of our Class A common stock, as of August 1, 2022, there would have been 114,335,204 shares of our Class A common stock and no shares of our Class B common stock outstanding. The beneficial ownership information presented below assumes that all 16,221,101 SES Holdings LLC Units held by the selling stockholders named below have been exchanged for an equivalent number of shares of Class A common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below.

Name of Selling Stockholder	Shares of Class A Common Stock Owned Prior to this Offering(1)	Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder are Sold)	Shares of Class A Common Stock Owned After this Offering	Before Offering(1)	After Offering (Assuming All Shares Registered Hereunder Are Sold)
SCF Group(2)	13,131,013	13,131,013	—	11.5%	—
SES Legacy Holdings, LLC(3)(4)	16,221,101	16,221,101	—	14.3%	—
John D. Schmitz(5)	7,205,835	5,725,128	1,480,707	6.3%	1.4%
Crestview Partners(6)	3,899,195	3,802,972	96,223	3.4%	*
Proactive Investments, LP(7)	1,120,437	1,120,437	—	*	—
Superior Capital Investments, LP(8)	1,120,437	1,120,437	—	*	—
Total	42,698,018	41,121,088	1,576,930	37.3%	1.4%

*	Less than 1%.

(1)	Includes the number of shares of our Class A common stock that would be owned by these selling stockholders upon an exchange of all their SES Holdings LLC Units (together with the surrender for cancellation of all of their shares of Class B common stock) for shares of Class A common stock on a one-for-one basis pursuant to the terms of the SES Holdings LLC Agreement.

(2)	The board of directors of SCF GP LLC (“SCF GP”), the ultimate general partner of the SCF Group, has voting and investment control over the securities owned by the SCF Group. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons, and Andrew L. Waite. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 13,131,013 shares of our Class A common stock in the aggregate. This beneficial ownership includes 5,713,442 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(3)	Subject to the terms of the SES Holdings LLC Agreement, Legacy Owner Holdco (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with surrender for cancellation of a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged. The exchange of all the outstanding SES Holdings LLC Units (together with the surrender for cancellation of all of our outstanding shares of Class B common stock) for shares of Class A common stock would result in the issuance of an additional 16,221,101 shares of Class A common stock. The address for SES Legacy Holdings, LLC is c/o Select Energy Services, Inc., 1233 W. Loop South, Suite 1400, Houston, Texas 77027.

(4)	The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC (“Crestview Holdings A”), Adam J. Klein and Robert Delaney (a member of our board of directors), and John D. Schmitz (our President, Chief Executive Officer and Chairman), and is controlled by Crestview Partners II GP, L.P. (“Crestview GP”).

(5)	Represents 5,325,444 shares of Class A common stock held directly by B-29 Holdings, LP, 399,684 shares of Class A common stock held directly by B-29 Investments, LP and 1,480,707 shares of Class A common stock held directly by Mr. Schmitz. Mr. Schmitz has voting and dispositive power over shares held by B-29 Holdings, LP and B-29 Investments, LP. The address for John D. Schmitz is c/o Select Energy Services, Inc., 1233 W. Loop South, Suite 1400, Houston, Texas 77027.

(6)	Based on information obtained from a Schedule 13G/A jointly filed with the SEC on February 11, 2022 by Crestview GP, Crestview Holdings A, Crestview Holdings B, and Crestview Advisors, L.L.C. (“Crestview Advisors” and together with Crestview GP, Crestview Holdings A and Crestview Holdings B, “Crestview Partners”), Crestview Partners has voting and dispositive power with respect to 20,120,296 shares of our Class A common stock, which is composed of 16,221,101 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco, 3,802,972 Class A shares held directly by Crestview Holdings B, 77,370 Class A shares held directly by Crestview Advisors, and 18,853 restricted Class A shares held directly by Mr. Delaney, in each case for which Crestview Partners may be deemed to be the beneficial owner. Mr. Delaney has assigned all rights, title and interest in the Class A shares underlying the restricted shares to Crestview Advisors. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power over 16,221,101 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Crestview Advisors provides investment advisory and management services to such funds. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of a majority of the seven members of its investment committee and the chairman of the investment committee. The investment committee is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022.

(7)	Cody Ortowski has voting and dispositive power over shares held by Proactive Investments, LP. The address for Cody Ortowski is c/o Select Energy Services, Inc., 1233 W. Loop South, Suite 1400, Houston, TX 77027.

(8)	Cole Ortowski has voting and dispositive power over shares held by Superior Capital Investments, LP. The address for Cole Ortowski is c/o Select Energy Services, Inc., 1233 W. Loop South, Suite 1400, Houston, TX 77027.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of Class A common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this registration statement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of Class A common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of Class A common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•	whether the acquisition or holding of the shares of Class A common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “— Prohibited Transaction Issues” below); and

•	whether the Plan will be considered to hold, as plan assets, (i) only shares of Class A common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “— Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of Class A common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of Class A common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

a)	the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations) — i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

b)	the entity is an “operating company” (as defined in the DOL regulations) — i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

c)	there is no significant investment by “benefit plan investors” (as defined in the DOL regulations) — i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our Class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of Class A common stock. Purchasers of shares of Class A common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of Class A common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of Class A common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Class A common stock or interests in their shares of Class A common stock (including any Class A common stock received upon exercise of the Exchange Right or pursuant to the Call Right) on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of Class A common stock from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may sell the shares of Class A common stock at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the NYSE or any other exchange or market.

The shares of Class A common stock may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including certain liabilities arising under the Securities Act. Under the Amended and Restated Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholders will sell all or any portion of our Class A common stock offered hereby.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee	$99,045	**
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$99,045

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

**Previously paid

Item 15.	Indemnification of Directors and Officers.

Select Energy Services, Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into, or will enter into, written indemnification agreements with our directors and executive officers. Under such agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.	Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)   that, for purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
***2.1	Agreement and Plan of Merger, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Holdings, LLC, Raptor Merger Sub, Inc., Raptor Merger Sub, LLC, Rockwater Energy Solutions, Inc. and Rockwater Energy Solutions, LLC (incorporated by reference herein to Exhibit 2.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed July 19, 2017 (File No. 001-38066)).

***2.2	Agreement and Plan of Merger, dated as of December 12, 2021, by and among Select Energy Services, Inc., Navy Holdings, Inc., Navy Holdco, LLC, Navy Merger Sub, Inc. and Nuverra Environmental Solutions, Inc. (incorporated by reference herein to Exhibit 2.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed December 13, 2021 (File No. 001-38066)).

3.1	Fourth Amended and Restated Certificate of Incorporation of Select Energy Services, Inc. (incorporated by reference herein to Exhibit 3.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed May 15, 2019 (File No. 001-38066)).

3.2	Second Amended and Restated Bylaws of Select Energy Services, Inc. (incorporated by reference herein to Exhibit 3.2 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed May 15, 2019 (File No. 001-38066)).

4.1	Form of Stock Certificate (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.’s Registration Statement on Form S-1, filed March 2, 2017 (Registration No. 333-216404)).

4.2	Amended and Restated Registration Rights Agreements, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P., SCF-VII(A), L.P. and WDC Aggregate LLC (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.’s Current Report on Form 8-K, filed July 19, 2017 (File No. 001-38066)).

**5.1	Opinion of Vinson & Elkins L.L.P. (incorporated by reference herein to Exhibit 5.1 to the Post-Effective Amendment No. 4 to this Registration Statement).

*23.1	Consent of Grant Thornton LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

**24.1	Power of Attorney (included on the signature page of this Registration Statement).

*24.2	Power of Attorney of Troy W. Thacker

*24.3	Power of Attorney of Luis Fernandez-Moreno

*24.4	Power of Attorney of Gayle Burleson

**107	Filing Fee Table.

*	Filed herewith.

**	Previously filed.

***	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 12, 2022.

SELECT ENERGY SERVICES, INC.

By:	/s/ Nick L. Swyka
Nick L. Swyka
Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 12, 2022.

Name	Title
/s/ John D. Schmitz	President, Chief Executive Officer and Chairman
John D. Schmitz	(Principal Executive Officer)

/s/ Nick L. Swyka	Chief Financial Officer and Senior Vice President
Nick L. Swyka	(Principal Financial Officer)

/s/ Brian P. Szymanski	Chief Accounting Officer
Brian P. Szymanski	(Principal Accounting Officer)

/s/ *	Director
Robert V. Delaney

/s/ *	Director
David C. Baldwin

/s/ *	Director
Douglas J. Wall

/s/ *	Director
Richard A. Burnett

/s/ Troy W. Thacker	Director
Troy W. Thacker

/s/ Luis Fernandez-Moreno	Director
Luis Fernandez-Moreno

/s/ Gayle Burleson	Director
Gayle Burleson

* By:	/s/ Nick L. Swyka
Nick L. Swyka
Attorney-in-fact